Exhibit 99.1
Earthstone Energy, Inc. Reports Second Quarter and Year to Date 2019 Financial Results
Reports Record Production Levels and EBITDAX; Provides Updated Guidance; Announces Wellbore Development Agreement

The Woodlands, Texas, August 6, 2019 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the quarter and six months ended June 30, 2019.

Second Quarter 2019 Highlights

•	Average daily production of 12,699 Boepd(1), 61% oil, 13% above the first quarter of 2019 and 44% above the second quarter of 2018, and a Company record level of daily production

•	Adjusted EBITDAX(2) of $33.6 million, a 4% increase over the first quarter of 2019 and 64% above the second quarter of 2018, and a Company record level of quarterly Adjusted EBITDAX

•	Adjusted EBITDAX(2) per Boe of $29.11

•	Generated an Operating Margin(2) of $29.27 per Boe ($33.25 including realized hedge settlements)

•	Capital expenditures of $31.1 million representing 15% of updated guidance with expected 2019 total capital expenditures of $205 million

•	Net income of $19.5 million, or $0.30 per Adjusted Diluted Share(2)

◦	Adjusted net income of $14.9 million, or $0.23 per Adjusted Diluted Share(2)

•	Entered into Wellbore Development Agreement (“WDA”) on eight wells in 2019 with an unaffiliated industry partner providing enhanced returns to the Company and accelerating development

Year to Date 2019 Highlights

•	Average daily production of 11,958 Boepd(1), 64% oil, 29% above the six months ended June 30, 2018

•	Adjusted EBITDAX(2) of $66.0 million, a 44% increase over the six months ended June 30, 2018

•	Adjusted EBITDAX(2) per Boe of $30.50

•	Generated an Operating Margin of $30.45 per Boe ($35.04 including realized hedge settlements)(2)

•	Capital expenditures of $73.8 million representing 36% of updated guidance with expected 2019 total capital expenditures of $205 million

•	Net loss of $18.9 million, or $0.29 per Adjusted Diluted Share(2)

◦	Adjusted net income of $28.9 million, or $0.45 per Adjusted Diluted Share(2)

(1)	Represents reported sales volumes.

(2)	Adjusted EBITDAX, Operating Margin, Adjusted Net Income and Adjusted Dilutive Shares are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” section below.

Management Comments

Robert J. Anderson, President of Earthstone Energy, Inc., commented, “We are pleased with our results so far this year and have geared up for our second half-weighted completions schedule that positions us to continue achieving profitable growth and peer leading margins. We are pleased to announce that we have entered into a Wellbore Development Agreement with an unaffiliated industry partner that will enhance our drilling economics and provide optionality in our future drilling plans as we meet our limited drilling obligations on an accelerated basis. We expect our revised capital program to result in bringing on 14 gross Midland Basin operated wells and 10 gross Eagle Ford operated wells from late in the third quarter through the end of the fourth quarter. Based largely on well performance year to date exceeding our expectations, we are moderately raising our production guidance for 2019. Further, based on both well performance year to date and on our revised capital program, we now expect a significantly higher exit rate of 14,000-15,000 barrels of oil equivalent per day. Between our updated exit rate expectations and the approximately $50 million of our estimated 2019 capital expenditures that will result in 2020 sales volumes, we will be very well positioned to begin 2020.”

Operational Update

Midland Basin - In the Midland Basin, we completed drilling our five-well program in Midland County on our Mid-States project (67% working interest) during the second quarter and began frac’ing in July. We targeted the Wolfcamp A and B intervals with 10,000-foot laterals.

We recently entered into a Wellbore Development Agreement (“WDA”) with an unaffiliated industry partner, which is incorporated into our revised guidance. The industry partner will participate in eight wells in Reagan County in 2019, with an option to participate in up to 11 additional wells in 2020 and will earn 35% of the working interest in these wells by paying a higher portion of the capital costs.

To efficiently execute our revised program, we recently deployed a top performing high-specification rig in the Midland Basin which has already resulted in tangible increases in efficiency. We are currently running both this newly deployed rig and our legacy rig in the Midland Basin, and expect to release the legacy rig by the end of the third quarter.

We began drilling late in the second quarter in central Reagan County on a three-well pad on our TSRH unit (65% working interest net of our WDA), where we are targeting two wells in the Wolfcamp B Upper and one well in the Wolfcamp B Lower, each with anticipated 12,000-foot laterals. Also, in central Reagan County, we recently commenced drilling a two-well pad in our Julie Hughes unit, with both wells targeting the Wolfcamp B Upper (65% working interest net of our WDA) with 10,000-foot laterals.

We are participating in non-operated projects in various stages of drilling and completions across our position in Howard, Martin and Midland counties with working interests ranging from 2.6% to 46%.

In the Midland Basin, our total operated and non-operated production in the 2019 second quarter averaged approximately 11,392 Boepd.

Eagle Ford - In the Eagle Ford, we have initiated drilling on a ten-well project in southern Gonzales County, Texas (51% average working interest). These wells will average approximately 7,200-foot laterals with completion operations anticipated to begin by the end of the third quarter. Total operated and non-operated production in the second quarter averaged approximately 1,308 Boepd.

Guidance Update

The Company has increased its 2019 capital budget from $190 million to $205 million, which includes two temporarily overlapping operated rigs in the Midland Basin and one operated rig in the Eagle Ford. We intend to release one rig in the Midland Basin by the end of the third quarter of 2019 and will continue to run one high-specification rig thereafter. Our budget in the Midland Basin further assumes non-operated activities as currently proposed by operators. In the Eagle Ford, we have extended our 2019 drilling program from seven to ten gross wells, all of which we expect to complete by year-end. This budget is subject to change due to changes in scheduling, service costs and non-operated activity, amongst other factors.

Management currently estimates that approximately $50 million of the Company’s 2019 capital budget, shown below, will be applicable to production growth for 2020 rather than 2019. Further, although we continue to focus on trades and acquisitions that will enhance our existing operated acreage and production, our projected capital expenditures do not include any acquisitions or trades. Capital expenditures, production and operating costs for 2019 are currently estimated to be:

			Number of	Number of
	$ millions		Gross / Net	Gross / Net
2019 Capital Expenditures	(Net)		Wells Spudded	Wells On Line
Drilling and Completion:
Operated Midland Basin (1 Rig)	$135		19 / 14.7	17 / 12.6
Non-Operated Midland Basin	25		20 / 5.0	5 / 2.0
Operated Eagle Ford	30		10 / 5.1	10 / 5.1
Land / Infrastructure	15
2019 Total Capital Expenditures	$205	(1)

(1)	Management estimates that approximately $50 million of the Company’s total capital budget will be applicable to production growth for 2020 rather than 2019.

2019 Average Daily Production (Boepd)	11,250 - 12,250
% Oil	65%
% Gas	16%
% NGL	19%
2019 Exit Rate (Boepd)	14,000 - 15,000

2019 Operating Costs
Lease Operating and Workover ($/Boe)	$6.25 - $6.75
Production Taxes (% of Revenue)	5.0% - 5.3%
Cash G&A ($/Boe)	$4.50 - $5.00
Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements” section below.

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019		2018
Total Revenues	44,542	37,150	85,270		78,045

Lease operating expense	8,605	5,009	15,272		9,666

General and administrative expense (excluding stock-based compensation)	4,767	5,213	9,825		9,852
Stock-based compensation (non-cash)	2,261	2,073	4,473		4,013
General and administrative expense	7,028	7,286	14,298		13,865

Net income (loss)	19,536	1,472	(18,907)		13,663
Less: Net income (loss) attributable to noncontrolling interest	10,759	822	(10,480)		7,692
Net income (loss) attributable to Earthstone Energy, Inc.	8,777	650	(8,427)		5,971
Net income (loss) per common share(1)
Basic	0.30	0.02	(0.29)		0.21
Diluted	0.30	0.02	(0.29)		0.21
Adjusted EBITDAX(2)	33,637	20,503	66,010	(5)	45,796

Production(3):
Oil (MBbls)	704	505	1,382		1,051
Gas (MMcf)	1,243	892	2,070		1,936
NGL (MBbls)	245	151	438		301
Total (MBoe)(4)	1,156	805	2,164		1,675
Average Daily Production (Boepd)	12,699	8,845	11,958		9,252
Average Prices:
Oil ($/Bbl)	57.92	63.16	55.17		63.11
Gas ($/Mcf)	0.10	2.00	0.59		2.31
NGL ($/Bbl)	14.90	22.92	17.89		24.11
Total ($/Boe)	38.54	46.16	39.40		46.60
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)(5)	61.92	53.09	60.88		54.14
Gas ($/Mcf)(5)	1.54	2.10	1.58		2.39
NGL ($/Bbl)	14.90	22.92	17.89		24.11
Total ($/Boe)(5)	42.52	39.95	43.99		41.07
Operating Margin per Boe
Average realized price(5)	38.54	46.16	39.40		46.60
Lease operating expense	7.44	6.22	7.06		5.77
Severance taxes	1.83	2.27	1.89		2.31
Operating margin per Boe	29.27	37.67	30.45		38.52
Realized hedge settlements	3.98	(6.21)	4.59		(5.53)
Operating margin per Boe (including realized hedge settlements)	33.25	31.46	35.04		32.99

(1)	Net income (loss) per common share attributable to Earthstone Energy, Inc.

(2)	See “Reconciliation of Non-GAAP Financial Measures” section below.

(3)	Represents reported sales volumes.

(4)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

(5)	Includes $2.1 million of cash proceeds related to hedges unwound during the first quarter of 2019.

Liquidity Update

As of June 30, 2019, we had $5.8 million in cash and $110.0 million of long-term debt outstanding under our credit facility with a borrowing base of $325 million. With the $215 million of undrawn borrowing base capacity and $5.8 million in cash, we had total liquidity of approximately $220.8 million.

Capital Expenditures

During the three months ended June 30, 2019, we incurred capital expenditures of approximately $31.1 million, on an accrual basis, primarily consisting of drilling and completion costs.

Hedging Update

Subsequent to June 30, 2019, we entered into additional hedges consisting of Crude Oil Swaps on 731 MBbls at a price of $54.47/Bbl for 2020 and 2021, WTI Midland Argus Crude Basis Swaps on 366 MBbls at a price of $0.55/Bbl for 2020 and WTI Midland Argus Crude Basis Swaps on 730 MBbls at a price of $0.85/Bbl for 2021.

The following table sets forth our outstanding derivative contracts as of July 1, 2019 updated for contracts entered into through August 1, 2019. When aggregating multiple contracts, the weighted average contract price is disclosed.

As of July 1, 2019 (Updated through August 1, 2019):

	Price Swaps
Period	Commodity	Volume (Bbls / MMBtu)	Weighted Average Price ($/Bbl / $/MMBtu)
Q3 - Q4 2019	Crude Oil	1,177,600	$65.63
Q1 - Q4 2020	Crude Oil	2,196,000	$62.25
Q1 - Q4 2021	Crude Oil	730,000	$55.00
Q3 - Q4 2019	Crude Oil Basis Swap(1)	1,012,000	$(5.29)
Q3 - Q4 2019	Crude Oil Basis Swap(2)	184,000	$4.50
Q1 - Q4 2020	Crude Oil Basis Swap(1)	2,196,000	$(1.69)
Q1 - Q4 2021	Crude Oil Basis Swap(1)	730,000	$0.85
Q3 - Q4 2019	Natural Gas	1,564,000	$2.85
Q1 - Q4 2020	Natural Gas	2,562,000	$2.85
Q3 - Q4 2019	Natural Gas Basis Swap(3)	1,564,000	$(1.16)
Q1 - Q4 2020	Natural Gas Basis Swap(3)	2,562,000	$(1.07)

(1)	The basis differential price is between WTI Midland Argus Crude and the WTI NYMEX.

(2)	The basis differential price is between LLS Argus Crude and the WTI NYMEX.

(3)	The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

Conference Call Details

Earthstone is hosting a conference call on Wednesday, August 7, 2019 at 12:00 p.m. Eastern (11:00 a.m. Central) to discuss the Company’s financial results for the second quarter 2019 and its outlook for the remainder of 2019. Prepared remarks by Robert J. Anderson, President, and Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer will be followed by a question and answer session. The Company intends to file its earnings press release for the period ended June 30, 2019, prior to the conference call.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company website (www.earthstoneenergy.com). Please select "Events & Presentations" under the "Investors" section of the Company's website and log on at least 10 minutes in advance to register.

A replay of the call and webcast will be available on the Company’s website and by telephone until 12:00 p.m. Eastern (11:00 a.m. Central), Wednesday, August 21, 2019. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13693070.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in development and operation of oil and natural gas properties. The Company’s primary assets are in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is traded on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2018, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	June 30,	December 31,
ASSETS	2019	2018
Current assets:
Cash	$5,785	$376
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	13,464	13,683
Joint interest billings and other, net of allowance of $133 and $134 at June 30, 2019 and December 31, 2018, respectively	8,870	4,166
Derivative asset	8,578	43,888
Prepaid expenses and other current assets	6,692	1,443
Total current assets	43,389	63,556

Oil and gas properties, successful efforts method:
Proved properties	823,266	755,443
Unproved properties	272,007	266,140
Land	5,382	5,382
Total oil and gas properties	1,100,655	1,026,965

Accumulated depreciation, depletion and amortization	(155,085)	(127,256)
Net oil and gas properties	945,570	899,709

Other noncurrent assets:
Goodwill	17,620	17,620
Office and other equipment, net of accumulated depreciation and amortization of $2,857 and $2,490 at June 30, 2019 and December 31, 2018, respectively	1,350	662
Derivative asset	6,934	21,121
Operating lease right-of-use assets	870	—
Other noncurrent assets	1,615	1,640
TOTAL ASSETS	$1,017,348	$1,004,308
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$21,497	$26,452
Revenues and royalties payable	24,904	28,748
Accrued expenses	21,260	22,406
Asset retirement obligation	410	557
Advances	9,647	3,174
Derivative liability	176	528
Operating lease liabilities	507	—
Finance lease liabilities	318	—
Total current liabilities	78,719	81,865

Noncurrent liabilities:
Long-term debt	110,000	78,828
Deferred tax liability	13,642	13,489
Asset retirement obligation	1,771	1,672
Derivative liability	1,099	1,891
Operating lease liabilities	394	—

Finance lease liabilities	160	—
Other noncurrent liabilities	—	71
Total noncurrent liabilities	127,066	95,951

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 29,031,504 and 28,696,321 issued and outstanding at June 30, 2019 and December 31, 2018, respectively	29	29
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 35,416,446 and 35,452,178 issued and outstanding at June 30, 2019 and December 31, 2018, respectively	35	35
Additional paid-in capital	521,361	517,073
Accumulated deficit	(190,857)	(182,497)
Total Earthstone Energy, Inc. equity	330,568	334,640
Noncontrolling interest	480,995	491,852
Total equity	811,563	826,492

TOTAL LIABILITIES AND EQUITY	$1,017,348	$1,004,308

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES
Oil	$40,767	$31,903	$76,214	$66,320
Natural gas	129	1,783	1,223	4,467
Natural gas liquids	3,646	3,464	7,833	7,258
Total revenues	44,542	37,150	85,270	78,045

OPERATING COSTS AND EXPENSES
Lease operating expense	8,605	5,009	15,272	9,666
Severance taxes	2,109	1,824	4,097	3,861
Depreciation, depletion and amortization	14,197	10,812	28,202	20,520
General and administrative expense	7,028	7,286	14,298	13,865
Transaction costs	—	—	175	—
Accretion of asset retirement obligation	54	43	108	84
Total operating costs and expenses	31,993	24,974	62,152	47,996

(Loss) gain on sale of oil and gas properties	(201)	63	(326)	512

Income from operations	12,348	12,239	22,792	30,561

OTHER INCOME (EXPENSE)
Interest expense, net	(1,677)	(610)	(3,126)	(1,223)
Gain (loss) on derivative contracts, net	9,496	(10,850)	(38,398)	(16,125)
Other (expense) income, net	(18)	391	(22)	397
Total other income (expense)	7,801	(11,069)	(41,546)	(16,951)

Income (loss) before income taxes	20,149	1,170	(18,754)	13,610
Income tax (expense) benefit	(613)	302	(153)	53
Net income (loss)	19,536	1,472	(18,907)	13,663

Less: Net income (loss) attributable to noncontrolling interest	10,759	822	(10,480)	7,692

Net income (loss) attributable to Earthstone Energy, Inc.	$8,777	$650	$(8,427)	$5,971

Net income (loss) per common share attributable to Earthstone Energy, Inc.:
Basic	$0.30	$0.02	$(0.29)	$0.21
Diluted	$0.30	$0.02	$(0.29)	$0.21

Weighted average common shares outstanding:
Basic	28,895,893	27,987,509	28,808,205	27,886,220
Diluted	29,228,886	28,036,052	28,808,205	27,967,421

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(18,907)	$13,663
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	28,202	20,520
Accretion of asset retirement obligations	108	84
Settlement of asset retirement obligations	(179)	(79)
Loss (gain) on sale of oil and gas properties	326	(512)
Total loss on derivative contracts, net	38,398	16,125
Operating portion of net cash received (paid) in settlement of derivative contracts	9,956	(9,267)
Stock-based compensation	4,473	4,013
Deferred income taxes	153	(53)
Amortization of deferred financing costs	215	143
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,257)	4,475
(Increase) decrease in prepaid expenses and other current assets	(537)	(992)
Increase (decrease) in accounts payable and accrued expenses	(5,222)	(17,287)
Increase (decrease) in revenues and royalties payable	(3,845)	8,437
Increase in advances	3,400	14,159
Net cash provided by operating activities	55,284	53,429
Cash flows from investing activities:
Additions to oil and gas properties	(79,760)	(68,516)
Additions to office and other equipment	(202)	(53)
Proceeds from sales of oil and gas properties	2	210
Net cash used in investing activities	(79,960)	(68,359)
Cash flows from financing activities:
Proceeds from borrowings	128,087	25,000
Repayments of borrowings	(96,915)	(27,500)
Cash paid related to the exchange and cancellation of Class A Common Stock	(661)	(1,116)
Cash paid for finance leases	(237)	—
Deferred financing costs	(189)	(213)
Net cash provided by (used in) financing activities	30,085	(3,829)
Net increase (decrease) in cash	5,409	(18,759)
Cash at beginning of period	376	22,955
Cash at end of period	$5,785	$4,196
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$2,760	$986
Non-cash investing and financing activities:
Accrued capital expenditures	$16,714	$25,791
Lease asset additions - ASC 842	$1,573	$—
Asset retirement obligations	$23	$(141)

Earthstone Energy, Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

The non-GAAP financial measures of Adjusted EBITDAX and Adjusted Net Income, as defined and calculated by us below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

I. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as diluted shares plus outstanding shares of Class B Common Stock.

Our Adjusted Diluted Shares measure provides a comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Earthstone and the noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance.

Weighted average common shares outstanding for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Class A Common Stock - Diluted	29,228,886	28,036,052	28,808,205	27,967,421
Class B Common Stock	35,423,551	35,850,988	35,437,786	35,877,214
Adjusted Diluted Shares	64,652,437	63,887,040	64,245,991	63,844,635

II. Adjusted EBITDAX

We define “Adjusted EBITDAX” as net income (loss) plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; loss (gain) on sale of oil and gas properties; unrealized (gain) loss on derivatives; stock-based compensation; and income tax expense (benefit).

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss)	19,536	1,472	(18,907)	13,663
Accretion of asset retirement obligations	54	43	108	84
Depletion, depreciation and amortization	14,197	10,812	28,202	20,520
Interest expense, net	1,677	610	3,126	1,223
Transaction costs	—	—	175	—
Loss (gain) on sale of oil and gas properties	201	(63)	326	(512)
Unrealized (gain) loss on derivative contracts	(4,902)	5,858	48,354	6,858
Stock based compensation (non-cash)(1)	2,261	2,073	4,473	4,013
Income tax expense (benefit)	613	(302)	153	(53)
Adjusted EBITDAX	33,637	20,503	66,010	45,796
Total production (MBoe)(2)(3)	1,156	805	2,164	1,675
Adjusted EBITDAX per Boe	29.11	25.47	30.50	27.34

(1)	Included in General and administrative expense in the Condensed Consolidated Statements of Operations.

(2)	Represents reported sales volumes.

(3)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

III. Adjusted Net Income

We define “Adjusted Net Income” as net income (loss) plus, when applicable, unrealized (gain) loss on derivative contracts; impairment expense; loss (gain) on sale of oil and gas properties; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income measure provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted Net Income for the periods indicated:

($000s)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss)	19,536	1,472	(18,907)	13,663
Unrealized (gain) loss on derivative contracts	(4,902)	5,858	48,354	6,858
Loss (gain) on sale of oil and gas properties	201	(63)	326	(512)
Transaction costs	—	—	175	—
Income tax effect of the above	96	(110)	(1,003)	(120)
Adjusted Net Income	14,931	7,157	28,945	19,889
Adjusted Dilutive Shares	64,652,437	63,887,040	64,245,991	63,844,635
Adjusted Net Income per Adjusted Diluted Share	0.23	0.11	0.45	0.31

IV. Operating Margin

We define “Operating Margin” as total revenues less lease operating expenses and severance taxes.

Our Operating Margin measure provides additional information that may be used to further understand our operations. We use Operating Margin as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Operating Margin should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Operating Margin, as used by us, may not be comparable to similarly titled measures reported by other companies.

Operating Margin for the periods indicated:

(000's)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Total revenues	44,542	37,150	85,270	78,045
Less: Lease operating expense	8,605	5,009	15,272	9,666
Less: Severance taxes	2,109	1,824	4,097	3,861
Operating Margin	33,828	30,317	65,901	64,518
Total production (MBoe)(1)(2)	1,156	805	2,164	1,675
Operating Margin per Boe	29.27	37.67	30.45	38.52

(1)	Represents reported sales volumes.

(2)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).